FOR IMMEDIATE RELEASE

August 12, 1998

BOARD  OF  TRUSTEES  OF  MGI PROPERTIES
VOTES  TO  SUBMIT  PLAN  OF  LIQUIDATION
TO  SHAREHOLDER  VOTE

         BOSTON, MASSACHUSETTS . . . MGI Properties, ("MGI") (NYSE:MGI), announced today that its Board of Trustees approved a plan of complete liquidation and termination of the Trust (the "Plan") and directed that the Plan be submitted to the Trust's shareholders for approval. The Trust intends to submit the Plan to its shareholders for approval in October 1998.

         W. Pearce Coues, Chairman of the Board, stated that "management estimates that sales of the Trust's assets pursuant to the Plan will be made at prices that will yield aggregate net cash distributions of between $30 per share and $33 per share; however, no assurance can be given that per share net cash distributions will fall within such range." The timing of any distributions of such net cash proceeds will be affected by, among other things, the timing of sales of assets, income tax considerations and the establishment of reserves. Accordingly, no assurances can be made as to the actual amount or timing of such distributions, which could be made over a substantial period of time. The Plan and other pertinent information relating thereto will be set forth in the definitive proxy statement distributed to shareholders following its submission to the Securities and Exchange Commission and the Commission's review thereof. There can be no assurance with respect to the results that may or may not be achieved in the implementation of the Plan or the net realizable value upon liquidation of the Trust's properties.

         MGI also announced today that it has retained Fallon Hines & O'Connor, a Trammell Crow Company, as the Trust's exclusive sales agent with respect to property sales pursuant to the Plan and Ernst & Young LLP as the Trust's strategic and financial advisor.

         On June 18, 1998, the Trust publicly announced that its Board of Trustees had decided to undertake a review of strategic alternatives available to the Trust to maximize shareholder value, including a possible liquidation of the Trust's properties.
                                      # # #

FOR FURTHER INFORMATION CONTACT:
Phillip C. Vitali, Executive Vice President and Treasurer (617) 422-6000

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS ARE DEPENDENT ON A NUMBER OF FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHER THINGS, THE RISKS OF FUTURE ACTION OR INACTION BY THE BOARD OF TRUSTEES AND/OR SHAREHOLDERS (AND THE ACTUAL RESULTS THEREOF) WITH RESPECT TO THE SUBJECT MATTER OF THE FOREGOING PRESS RELEASE (INCLUDING THE POSSIBILITY OF LITIGATION PERTAINING THERETO); THE NET REALIZABLE VALUE OF THE PROPERTIES IN THE EVENT OF THE LIQUIDATION THEREOF; CURRENT MARKET CONDITIONS REMAINING THE SAME OR IMPROVING; MAINTAINING THE CURRENT OCCUPANCY AND RENT LEVELS AT THE PROPERTIES; AS WELL AS THOSE RISK FACTORS SET FORTH UNDER "FORWARD-LOOKING STATEMENTS" IN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS IN MGI'S FORM 10-K FOR THE YEAR ENDED NOVEMBER 30, 1997 AND IN ITS MOST RECENT REPORT ON FORM 10-Q AND CURRENT REPORT ON FORM 8-K, DATED JUNE 18, 1998.


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